EXECUTION VERSION

Exhibit (10.28)

GUARANTEE AND COLLATERAL AGREEMENT

Dated February 26, 2021

From

The Grantors referred to herein

as Grantors

to

Alter Domus (US) LLC

as Administrative Agent

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Schedules

Schedule I	-	Investment Property
Schedule II	-	Deposit Accounts and Securities Accounts
Schedule III	-	Receivables and Agreement Collateral
Schedule IV	-	Intellectual Property
Schedule V	-	Legal Name, Trade Names, Location, Chief Executive Office, Type of Organization, Jurisdiction of Organization, Organizational Identification Number and Federal Employer Identification Number
Schedule VI	-	Changes in Name, Location, Etc.
Schedule VII	-	Letters of Credit Rights
Schedule VIII	-	Equipment Locations
Schedule IX	-	Inventory Locations
Schedule X	-	Commercial Tort Claims
Schedule XI	-	Mergers and Acquisitions
Schedule XII	-	Locations of Books and Records
Schedule XIII	-	Filing Offices
Schedule XIV	-	Other Actions

Exhibits

Exhibit A	-	Form of Intellectual Property Security Agreement
Exhibit B	-	Form of Intellectual Property Security Agreement Supplement
Exhibit C	-	Form of Security Agreement Supplement

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GUARANTEE AND COLLATERAL AGREEMENT

GUARANTEE AND COLLATERAL AGREEMENT dated February 26, 2021 (as it may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”), made by Eastman Kodak Company, a New Jersey corporation (“Borrower” or “Company”), and the other Persons listed on the signature pages hereof, or which at any time execute and deliver a Security Agreement Supplement in substantially the form attached hereto as Exhibit C (the Borrower and such Persons so listed or joined being, collectively, the “Grantors”), to Alter Domus (US) LLC, as administrative agent (in such capacity, together with any successor Administrative Agent appointed pursuant to Article VIII of the Credit Agreement (as hereinafter defined) and assigns, the “Administrative Agent”) for the Secured Parties (as defined in the Credit Agreement).

PRELIMINARY STATEMENTS.

(1)Borrower and the other Grantors have entered into a senior secured first lien term loan credit agreement with Administrative Agent and certain other parties as set forth in the Credit Agreement, dated of even date herewith, by and among the Borrower, the lenders party thereto from time to time (the “Lenders”) and Administrative Agent (as it may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”);

(2)Borrower is a member of an affiliated group of companies that includes each other Grantor;

(3)Part I of Schedule I hereto lists all Equity Interests (other than Excluded Property) directly owned by such Grantor as of the date hereof (the “Initial Pledged Equity”).  Each Grantor is the holder of the indebtedness owed to such Grantor as of the date hereof (the “Initial Pledged Debt”) set forth opposite such Grantor’s name on and as otherwise described in Part II of Schedule I hereto and issued by the obligors named therein.

(4)Each Grantor is the owner of the deposit accounts set forth opposite such Grantor’s name on Schedule II hereto (together with all deposit accounts now owned or hereafter acquired by the Grantors, the “Pledged Deposit Accounts”).

(5)Company is the owner of an LC Cash Collateral Account (as defined in the Supplemental Letter of Credit Facility Agreement, the “LC Cash Collateral Account”) created in accordance with the Supplemental Letter of Credit Facility Agreement and subject to the security interest granted under this Agreement.

(6)It is a condition precedent to the obligation of the Lenders to make their respective extensions of credit to the Borrower under the Credit Agreement that the Grantors shall have provided the guarantee and granted the security interests contemplated by this Agreement.

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(7) Each Grantor will derive substantial direct or indirect benefit from the transactions contemplated by this Agreement, the Credit Agreement and the other Loan Documents.

(8)Terms defined in the Credit Agreement and not otherwise defined in this Agreement are used in this Agreement as defined in the Credit Agreement.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.  Further, unless otherwise defined in this Agreement or in the Credit Agreement, terms defined in Article 8 or 9 of the UCC (as defined below) are used in this Agreement (whether or not capitalized) as such terms are defined in such Article 8 or 9.  “UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided, that, if perfection or the effect of perfection or non-perfection or the priority of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

NOW, THEREFORE, in consideration of the premises and in order to induce the Lenders to make their respective extensions of credit to the Borrower under the Credit Agreement, each Grantor hereby agrees with the Administrative Agent for the benefit of the Secured Parties as follows:

Section 1.Guarantee.

(a)Guarantee.

(i)Each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees to the Administrative Agent, for the ratable benefit of the Secured Parties and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Borrower when due (whether at the stated maturity, by acceleration or otherwise) of the Borrower Obligations.  “Guarantors” shall mean each Grantor other than the Borrower.  “Borrower Obligations” shall mean the unpaid principal of and interest on (including interest accruing after the maturity of the Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other obligations and liabilities of the Borrower to the Administrative Agent or to any Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document, or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including all fees, charges and disbursements of counsel to the Administrative Agent or to any Lender that are required to be paid by the Borrower pursuant to Section 9.03 of the Credit Agreement) or otherwise.

(ii)Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Loan

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Documents shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal and state laws relating to the insolvency of debtors (after giving effect to the right of contribution established in Section 1(b)).

(iii)Each Guarantor agrees that the Borrower Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing the guarantee contained in this Section 1 or affecting the rights and remedies of the Administrative Agent or any Lender hereunder.

(iv)The guarantee contained in this Section 1 shall remain in full force and effect until all the Obligations (other than any contingent indemnification obligations not then due and payable) shall have been satisfied by payment in full and the Commitments shall be terminated.  “Obligations” shall mean (i) in the case of the Borrower, the Borrower Obligations, and (ii) in the case of each Guarantor, its Guarantor Obligations.  “Guarantor Obligations” shall mean with respect to any Guarantor, all obligations and liabilities of such Guarantor which may arise under or in connection with this Agreement (including, without limitation, this Section 1) or any other Loan Document, in each case whether on account of guarantee obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Administrative Agent or to the Lenders that are required to be paid by such Guarantor pursuant to Section 9.03 of the Credit Agreement or Section 22 hereof).

(v)No payment made by the Borrower, any of the Guarantors, any other guarantor or any other Person or received or collected by the Administrative Agent or any Lender from the Borrower, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Borrower Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Borrower Obligations or any payment received or collected from such Guarantor in respect of the Borrower Obligations), remain liable for the Borrower Obligations up to the maximum liability of such Guarantor hereunder until the Obligations are paid in full (other than any contingent indemnification obligations not then due and payable) and the Commitments are terminated.

(b)Right of Contribution.  Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder which has not paid its proportionate share of such payment.  Each Guarantor’s right of contribution shall be subject to the terms and conditions of Section 1(c).  The provisions of this Section 1(b) shall in no respect limit the obligations and liabilities of any Guarantor to the Administrative Agent and the Lenders, and each Guarantor shall remain liable to the Administrative Agent and the Lenders for the full amount guaranteed by such Guarantor hereunder.

(c)No Subrogation.  Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by the Administrative Agent or

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any Lender, no Guarantor shall be entitled to be subrogated to any of the rights of the Administrative Agent or any Lender against the Borrower or any other Guarantor or any collateral security or guarantee or right of offset held by the Administrative Agent or any Lender for the payment of the Borrower Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Borrower or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Administrative Agent and the Lenders by the Borrower on account of the Borrower Obligations (other than contingent indemnification obligations not then due and payable) are paid in full and the Commitments shall have terminated.  If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Borrower Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Administrative Agent and the Lenders, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Administrative Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Administrative Agent, if required), to be applied against the Borrower Obligations, whether matured or unmatured, in such order as the Administrative Agent may determine.

(d)Amendments, etc. with respect to the Borrower Obligations.  Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Borrower Obligations made by the Administrative Agent or any Lender may be rescinded by the Administrative Agent or such Lender and any of the Borrower Obligations continued, and the Borrower Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any Lender, and the Credit Agreement and the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, waived, supplemented or terminated, in whole or in part, as the Administrative Agent (or the Required Lenders or such requisite Lenders as required pursuant to Section 9.02 of the Credit Agreement, as the case may be) may reasonably deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Administrative Agent or any Lender for the payment of the Borrower Obligations may be sold, exchanged, waived, surrendered or released.  Neither the Administrative Agent nor any Lender shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Borrower Obligations or for the guarantee contained in this Section 1 or any property subject thereto.

(e)Guarantee Absolute and Unconditional.  Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Borrower Obligations and notice of or proof of reliance by the Administrative Agent or any Lender upon the guarantee contained in this Section 1 or acceptance of the guarantee contained in this Section 1; the Borrower Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section; and all dealings between the Borrower and any of the Guarantors, on the one hand, and the Administrative Agent and the Lenders, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee

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contained in this Section 1.  Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower or any of the Guarantors with respect to the Borrower Obligations.  Each Guarantor understands and agrees that the guarantee contained in this Section 1 shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of the Credit Agreement or any other Loan Document, any of the Borrower Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any Lender, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Borrower or any other Person against the Administrative Agent or any Lender, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower for the Borrower Obligations, or of such Guarantor under the guarantee contained in this Section 1, in bankruptcy or in any other instance.  When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, the Administrative Agent or any Lender may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the Borrower, any other Guarantor or any other Person or against any collateral security or guarantee for the Borrower Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent or any Lender to make any such demand, to pursue such other rights or remedies or to collect any payments from the Borrower, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent or any Lender against any Guarantor.  For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

(f)Reinstatement.  The guarantee contained in this Section 1 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Borrower Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

Section 2.Grant of Security.  Each Grantor hereby grants to the Administrative Agent, for the benefit of the Secured Parties, a security interest in such Grantor’s right, title and interest in and to each type of property described below, whether now owned or hereafter acquired by such Grantor, wherever located, and whether now or hereafter existing or arising, excluding in each case any Excluded Property (collectively, the “Collateral”):

(a)all Equipment in all of its forms, including all machinery, tools, motor vehicles, vessels, aircraft and furniture (excepting all Fixtures), and all parts thereof and all

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accessions thereto, including computer programs and supporting information that constitute equipment within the meaning of the UCC (any and all such property being the “Equipment”);

(b)all Inventory in all of its forms, including (i) all raw materials, work in process, finished goods and materials used or consumed in the manufacture, production, preparation or shipping thereof, (ii) goods in which such Grantor has an interest in mass or a joint or other interest or right of any kind (including goods in which such Grantor has an interest or right as consignee) and (iii) goods that are returned to or repossessed or stopped in transit by such Grantor, and all accessions thereto and products thereof and documents therefor, including computer programs and supporting information that constitute inventory within the meaning of the UCC (any and all such property being the “Inventory”);

(c)(i) all Accounts, Instruments (including promissory notes), deposit accounts, Chattel Paper, General Intangibles (including Payment Intangibles) and other obligations of any kind owing to the Grantors, whether or not arising out of or in connection with the sale or lease of goods or the rendering of services and whether or not earned by performance (any and all such instruments, deposit accounts, chattel paper, general intangibles and other obligations to the extent not referred to in clause (d), (e) or (f) below, being the “Receivables”), and all Supporting Obligations, security agreements, Liens, leases, letters of credit and other Contracts owing to the Grantors or supporting the obligations owing to the Grantors under the Receivables (collectively, the “Related Contracts”), and (ii) all Commercial Tort Claims now or hereafter described on Schedule X hereto;

(d)the following (the “Security Collateral”):

(i)the Initial Pledged Equity and the certificates, if any, representing the Initial Pledged Equity, and all dividends, distributions, return of capital, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Initial Pledged Equity and all warrants, rights or options issued thereon or with respect thereto;

(ii)the Initial Pledged Debt and the instruments, if any, evidencing the Initial Pledged Debt, and all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Initial Pledged Debt;

(iii)all additional equity interests (other than Excluded Property) from time to time acquired by such Grantor in any manner (such equity interests, together with the Initial Pledged Equity, being the “Pledged Equity”), and the certificates, if any, representing such additional equity interests, and all dividends, distributions, return of capital, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such equity interests and all warrants, rights or options issued thereon or with respect thereto;

(iv)all additional indebtedness from time to time owed to such Grantor (such indebtedness, together with the Initial Pledged Debt, being the “Pledged Debt”) and the instruments, if any, evidencing such indebtedness, and all interest, cash, instruments and other

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property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such indebtedness;

(v)all security entitlements or commodity contracts carried in, or from time to time credited to, as applicable, a securities account or commodity account, all financial assets, and all dividends, distributions, return of capital, interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such security entitlements or financial assets and all warrants, rights or options issued thereon with respect thereto; and

(vi)all other investment property (including all (A) securities, whether certificated or uncertificated, (B) security entitlements, (C) securities accounts, (D) commodity contracts and (E) commodity accounts, but excluding any equity interest excluded from the Pledged Equity) in which such Grantor has now, or acquires from time to time hereafter, any right, title or interest in any manner, and the certificates or instruments, if any, representing or evidencing such investment property, and all dividends, distributions, return of capital, interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such investment property and all warrants, rights or options issued thereon or with respect thereto (“Investment Property”);

(e)each Hedging Agreement to which such Grantor is now or may hereafter become a party, in each case as such agreements may be amended, amended and restated, supplemented or otherwise modified from time to time (collectively, the “Assigned Agreements”), including (i) all rights of such Grantor to receive moneys due and to become due under or pursuant to the Assigned Agreements, (ii) all rights of such Grantor to receive proceeds of any insurance, indemnity, warranty or guaranty with respect to the Assigned Agreements, (iii) claims of such Grantor for damages arising out of or for breach of or default under the Assigned Agreements and (iv) the right of such Grantor to terminate the Assigned Agreements, to perform thereunder and to compel performance and otherwise exercise all remedies thereunder (all such Collateral being the “Agreement Collateral”);

(f)the following (collectively, the “Account Collateral”):

(i)the Pledged Deposit Accounts or the LC Cash Collateral Account, and all funds and financial assets from time to time credited thereto (including all cash equivalents), and all certificates and instruments, if any, from time to time representing or evidencing the Pledged Deposit Accounts or the LC Cash Collateral Account;

(ii)all promissory notes, certificates of deposit, checks and other instruments from time to time delivered to or otherwise possessed by the Administrative Agent for or on behalf of such Grantor in substitution for or in addition to any or all of the then existing Account Collateral; and

(iii)all interest, dividends, distributions, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the then existing Account Collateral; and

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(g)the following (such rights, title and interests in and to the intellectual property as described in clauses (i) through (iv) below, collectively, the “Intellectual Property Collateral”):

(i)all issued patents and patent applications (“Patents”), all utility models and statutory invention registrations, all inventions claimed or disclosed therein and all improvements thereto;

(ii)all trademarks, service marks, trade dress, logos, designs, slogans, trade names, business names, corporate names and other source identifiers, whether registered or unregistered, together, in each case, with the goodwill symbolized thereby (“Trademarks”) and uniform resource locators (“URLs”) and domain names;

(iii)all copyrights, including copyrights in computer software, internet web sites and the content thereof, whether registered or unregistered (“Copyrights”); all confidential and proprietary information, including know-how, trade secrets, manufacturing and production processes and techniques, inventions, research and development information, databases and data, including technical data, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information (collectively, “Trade Secrets”), and all other intellectual property and industrial property of any type, including industrial designs and mask works;

(iv)except as set forth above, all registrations and applications for registration for any of the foregoing, including those registrations and applications for registration, together with all reissues, divisions, continuations, continuations-in-part, extensions, renewals and reexaminations thereof;

(v)all agreements, permits, consents and orders relating to the license, development, use or disclosure of any of the foregoing to which such Grantor, now or hereafter, is a party or a beneficiary (“IP Agreements”); and

(vi)any and all claims for damages and injunctive relief for past, present and future infringement, dilution, misappropriation, violation, misuse or breach with respect to any of the foregoing, with the right, but not the obligation, to sue for and collect, or otherwise recover, such damages;

(h)all Documents, all Money and all Letter-of-Credit Rights;

(i)all books and records and documents (including databases, customer lists, credit files, computer files, printouts, other computer output materials and records and other records) of the Grantors pertaining to any of the Grantors’ Collateral;

(j)all other property not otherwise described above (except for any property specifically excluded from any clause in this section, and any property specifically excluded from any defined term used in any clause of this section);

(k)all proceeds of and payments under business interruption insurance;

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(l)all proceeds of, collateral for, income, royalties and other payments now or hereafter due and payable with respect to, and Supporting Obligations relating to, any and all of the Collateral (including proceeds, collateral and supporting obligations that constitute property of the types described in clauses (a) through (h) of this Section 2) and,

(m)to the extent not otherwise included, all (A) payments under insurance (whether or not the Administrative Agent is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral, and (B) cash and cash equivalents.

Notwithstanding any of the other provisions set forth in this Section 2 or in any Loan Document, no Excluded Property shall constitute Collateral under this Agreement (and no defined term for items that constitute Collateral shall include any Excluded Property).  For purposes of this Agreement and the other Loan Documents, “Excluded Property” shall mean (1) any property to the extent that such grant of a security interest (x) is prohibited by any applicable Requirements of Law, (y) requires a consent not obtained of any Governmental Authority pursuant to such applicable Requirement of Law or (z) is prohibited by, or constitutes a breach or default under or results in the termination of or requires any consent not obtained under, any contract, license, agreement, instrument or other document evidencing or giving rise to such property or, in the case of any Security Collateral (other than any of the foregoing issued by a Grantor), any applicable shareholder or similar agreement, except to the extent that such Requirement of Law or the term in such contract, license, agreement, instrument or other document or shareholder or similar agreement providing for such prohibition, breach, default or termination or requiring such consent is ineffective under applicable law, (2) any lease, license or other agreement or any property that is subject to a purchase money Lien or capital lease or similar arrangement (in each case permitted by the Credit Agreement and for so long as subject to such purchase money Lien, capital lease or similar arrangement), in each case to the extent that a grant of a Lien therein would violate or invalidate such lease, license or agreement or such purchase money, capital lease or similar arrangement or create a right of termination in favor of any party thereto (other than a Loan Party), except to the extent that such lease, license or other agreement or other document providing for such violation or invalidation or termination right is ineffective under applicable law (it being understood that Excluded Property shall not include proceeds and Receivables in respect of the foregoing), (3) any United States trademark or service mark application filed on the basis of a Grantor’s “intent-to-use” such trademark or service mark pursuant to Section 1(b) the Lanham Act, 15 U.S.C. § 1051, in each case, to the extent the inclusion in the Collateral of any such application would void, impair or invalidate any such application or any resulting registration, unless and until an Amendment to Allege Use or a Statement of Use under Section 1(c) or 1(d) of said Act is filed with and accepted by the United States Patent and Trademark Office, (4) any property to the extent a security interest in such property would result in material adverse tax consequences as reasonably determined by the Borrower and the Administrative Agent, (5) all leasehold or fee interests in real property, (6) any Excluded Account, (7) any of the equity interests of any Foreign Subsidiary of the Borrower that is not a Material First-Tier Foreign Subsidiary, each of which, as of the date hereof, is indicated on Part III of Schedule I hereto, (8) any of the equity interests of any Subsidiary of the Borrower that is a Material First-Tier Foreign Subsidiary in excess of 65% of all of the issued and outstanding shares of capital stock of such Material First-Tier Foreign Subsidiary entitled to vote (within the meaning of Treasury Regulation Section 1.956-2) and (9) any property as to which

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the Administrative Agent shall agree in writing that the cost of obtaining a security interest would be excessive in relation to the value of the security to be afforded thereby.  Notwithstanding anything herein or in any other Loan Document, the Grantors shall not be required to perfect the Administrative Agent’s security interest in (i) motor vehicles and other assets subject to certificates of title to the extent a Lien thereon cannot be perfected by the filing of a UCC financing statement, (ii) Letter-of-Credit Rights (other than any Letter-of-Credit Rights constituting a Supporting Obligation or Receivables in which the Administrative Agent has a valid and perfected security interest), (iii) Disbursement Accounts and (iv) any property as to which the Administrative Agent shall agree in writing that the cost of perfecting a security interest therein would be excessive in relation to the value of the security to be afforded thereby.  For purposes of this Agreement, “Requirements of Law” shall mean, as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

Section 3.Security for Obligations.  This Agreement secures, in the case of each Grantor, the payment of all Obligations of such Grantor or Subsidiary of the Company owing to the Secured Parties.  Without limiting the generality of the foregoing, this Agreement secures, as to each Grantor, the payment of all amounts that constitute part of the Obligations and would be owed by such Grantor or Subsidiary of the Company, as applicable, to any Secured Party but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving any of the Loan Parties and other Subsidiaries of the Company.

Section 4.Grantors Remain Liable.  Anything herein to the contrary notwithstanding, (a) each Grantor shall remain liable under the contracts and agreements included in such Grantor’s Collateral to perform all of its duties and obligations thereunder to the extent set forth therein to the same extent as if this Agreement had not been executed, (b) the exercise by the Administrative Agent of any of the rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral and (c) no Secured Party shall have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement or any other Loan Document, nor shall any Secured Party be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

Section 5.Delivery and Control of Certain Account and Security Collateral.

(a)Subject to the Intercreditor Agreement, all certificates or instruments representing or evidencing Pledged Equity or Pledged Debt shall be promptly delivered to and held by or on behalf of the Administrative Agent pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Administrative Agent except to the extent that such transfer or assignment is prohibited by applicable law.  With respect to any Initial Pledged Equity, the transfer or assignment of which is subject to (x) certain corporate actions by the holders of or issuers of Initial Pledged Equity issued by Foreign Subsidiaries which have not occurred as of the Closing Date despite the Grantors’ use of

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commercially reasonable efforts to cause such corporate actions to occur prior to the Closing Date or (y) governmental approvals or consents which have not been obtained as of the Closing Date despite the Grantors’ use of commercially reasonable efforts to cause such approvals or consents to be obtained prior to the Closing Date, the Grantors shall cause such corporate actions to occur or shall obtain such approvals or consents within 45 days after the Closing Date (or such later date as the Administrative Agent shall reasonably agree).

(b)With respect to any Security Collateral representing interests in which any Grantor has any right, title or interest and that constitutes an uncertificated security, such Grantor will use commercially reasonable efforts (or in the case of a wholly-owned Subsidiary, take all actions necessary) to (and following the occurrence of an Event of Default, if requested by the Administrative Agent, such Grantor shall) cause (i) the issuers of such Security Collateral and (ii) any securities intermediary which is the holder of any such Security Collateral, to cause the Administrative Agent to have and retain, subject to the Intercreditor Agreement, Control over such Security Collateral.  Without limiting the foregoing, such Grantor will, with respect to any such Security Collateral held with a securities intermediary, use commercially reasonable efforts to  (and following the occurrence of an Event of Default, if requested by the Administrative Agent, such Grantor shall) cause such securities intermediary to enter into a control agreement with the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent, giving the Administrative Agent Control, subject to the Intercreditor Agreement.

(c)With respect to any securities or commodity account and any Security Collateral that constitutes a security entitlement (other than a security entitlement which is an uncertificated security, which shall be subject to the preceding Section 5(b)), within 60 days after the Closing Date (or such later date as the Administrative Agent shall reasonably agree), the relevant Grantor will cause the securities intermediary with respect to such security or commodity account or security entitlement to identify in its records the Administrative Agent as the entitlement holder thereof or enter into a control agreement with the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent, giving the Administrative Agent Control, subject to the Intercreditor Agreement.

(d)Subject to the Intercreditor Agreement and upon the occurrence and during the continuance of an Event of Default, each Grantor shall cause the Security Collateral to be registered in the name of the Administrative Agent or such of its nominees as the Administrative Agent shall direct, subject only to the revocable rights specified in Section 13(a).  In addition, the Administrative Agent shall have the right upon the occurrence and during the continuance of an Event of Default to convert Security Collateral consisting of financial assets credited to any securities account or the LC Cash Collateral Account to Security Collateral consisting of financial assets held directly by the Administrative Agent, and to convert Security Collateral consisting of financial assets held directly by the Administrative Agent to Security Collateral consisting of financial assets credited to any securities or commodity account or the LC Cash Collateral Account.

(e)Upon the occurrence and during the continuance of an Event of Default, each Grantor will notify each issuer of Security Collateral granted by it hereunder that such Security Collateral is subject to the security interest granted hereunder.

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Section 6.[Reserved].

Section 7.Representations and Warranties.  Each Grantor represents and warrants as follows:

(a)Such Grantor’s exact legal name, chief executive office, type of organization, jurisdiction of organization, organizational identification number and Federal Employer Identification Number as of the date hereof is set forth in Schedule V hereto.  Within the five years preceding the date hereof, such Grantor has not changed its legal name, chief executive office, type of organization, jurisdiction of organization, organizational identification number or Federal Employer Identification Number from those set forth in Schedule V hereto except as set forth in Schedule VI hereto.  Each of the trade names owned and used by any Grantor in the operation of its business (e.g. billing, advertising, etc.) are set forth in Schedule V hereto.

(b)No Grantor has made or entered into any mergers or acquisitions during the six (6) months period prior to the Closing Date other than as set forth on Schedule XI hereto.

(c)The books and records of each Grantor pertaining to accounts, contract rights, inventory, and other assets are located at the addresses indicated for each Grantor on Schedule XII hereto.

(d)Such Grantor is the legal and beneficial owner of the Collateral and has rights in, the power to transfer, or a valid right to use, the Collateral with respect to which it has purported to grant a security interest hereunder, free and clear of any Lien, claim, option or right of others, except for the security interest created under this Agreement or Liens permitted under the Credit Agreement, and has full power and authority to grant to the Administrative Agent the security interest in such Collateral granted hereunder pursuant to the terms hereof.  No effective financing statement or other instrument similar in effect covering all or any part of such Collateral or listing such Grantor or any trade name of such Grantor as debtor is on file in any recording office, except such as may exist on the date of this Agreement, have been filed in favor of the Administrative Agent relating to the Loan Documents or are otherwise permitted under the Credit Agreement.

(e)When financing statements naming such Grantor as debtor and the Administrative Agent as secured party and providing a description of the Collateral with respect to which such Grantor has purported to grant a security interest hereunder have been filed in the appropriate offices against such Grantor in the locations listed on Schedule XIII, the Administrative Agent will have a fully perfected and, subject to the Intercreditor Agreement, first priority security interest (except as enforceability may be affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditor’s rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing), subject only to Liens permitted under the Credit Agreement, in that Collateral of the Grantor in which a security interest may be perfected by filing of an initial financing statement in the appropriate office against such Grantor; provided that (i) the filing of Intellectual Property security agreements with the United States Patent and Trademark Office and the United States Copyright

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Office may be necessary to perfect the security interest of the Administrative Agent in respect of any registered U.S. Patents, U.S. Patent applications, registered or applied for U.S. Trademarks and registered or applied for U.S. Copyrights, (ii) additional filings may be necessary to perfect the Administrative Agent’s security interest in any registered U.S. Patents, U.S. Patent applications, registered or applied for U.S. Trademarks and registered or applied for U.S. Copyrights acquired by such Grantor after the date hereof, and (iii) upon completion of the filings referred to in this Section 7(e) and the other actions specified on Schedule XIV, the security interests granted pursuant to this Agreement will constitute valid perfected security interests in all of the Collateral (other than Excluded Property) in favor of the Administrative Agent as collateral security for the Obligations to the extent such security interests may be perfected by such filings or actions.  Notwithstanding the foregoing, nothing in this Agreement shall require any Grantor to make any filings or take any other actions to record or perfect the Administrative Agent’s Lien on and security interest in any Intellectual Property outside the United States (or to reimburse the Administrative Agent for the same).

(f)All of such Grantor’s locations where Equipment and Inventory having a value in excess of $1,000,000 is located as of the date hereof are specified in Schedule VIII and Schedule IX hereto, respectively (other than Collateral in transit in the ordinary course of business, in use or on display at any trade show, conference or similar event in the ordinary course of business, maintained with customers (or otherwise on the premises of customers) and consignees in the ordinary course of business or in the possession of employees in the ordinary course of business).  Such Grantor has exclusive possession and control of its Inventory, other than Inventory stored at any leased premises or third party warehouse.

(g)None of the Receivables or Agreement Collateral is evidenced by a promissory note or other instrument in excess of $3,750,000 that has not been delivered to the Administrative Agent.  All such Receivables or Agreement Collateral valued in excess of $3,750,000 is listed on Schedule III attached hereto.

(h)Subject to the Intercreditor Agreement, all Security Collateral of the Grantors consisting of (i) certificated Pledged Equity or Pledged Debt and (ii) other certificated securities and instruments with an aggregate fair market value in excess of $10,000,000, in each case of (i) and (ii), have been delivered to the Administrative Agent.

(i)If such Grantor is an issuer of Security Collateral, such Grantor confirms that it has received notice of the security interest granted hereunder.

(j)The Pledged Equity pledged by such Grantor hereunder has been duly authorized and validly issued and is fully paid and non-assessable (to the extent such concepts are applicable), provided that the foregoing representation and warranty, insofar as it relates to the Pledged Equity issued by a Person other than a Subsidiary of a Grantor, is made to the knowledge of the Grantors.  Each interest in any limited liability company or limited partnership wholly-owned by such Grantor, pledged hereunder and represented by a certificate is a “security” within the meaning of Article 8 of the UCC and is governed by Article 8 of the UCC and each such interest shall at all times hereafter be represented by a certificate.  Each interest in any limited liability company or limited partnership controlled by such Grantor, pledged hereunder and not represented by a certificate either (1) is not a “security” within the meaning of

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Article 8 of the UCC and is not governed by Article 8 of the UCC and such Grantor shall at no time elect to treat any such interest as a “security” within the meaning of Article 8 of the UCC or issue any certificate representing such interest or (2) is a “security” within the meaning of Article 8 of the UCC and is governed by Article 8 of the UCC and such Grantor shall have entered into a control agreement with the issuer of such “security” and the Administrative Agent to establish Control with respect to such “security.”  The Pledged Debt pledged by such Grantor hereunder has been duly authorized, authenticated or issued and delivered, is the legal, valid and binding obligation of the issuers thereof and, if evidenced by any promissory notes, such promissory notes have been delivered to the Administrative Agent, and is not in default.

(k)The Initial Pledged Equity in Foreign Subsidiaries pledged by such Grantor constitutes, as of the date hereof, 65% of the issued and outstanding equity interests entitled to vote (within the meaning of Treasury Regulation Section 1.956-1) of the issuers thereof indicated on Part I of Schedule I hereto, each of which is a Material First-Tier Foreign Subsidiary.  The Initial Pledged Debt constitutes all of the outstanding Indebtedness for borrowed money owed to such Grantor by the issuers thereof (other than intercompany Indebtedness in respect of the UK Pension Settlement Agreement).

(l)Such Grantor has no Investment Property with a market value in excess of $1,000,000 as of the date hereof, other than the Investment Property listed on Part IV of Schedule I hereto.

(m)The Assigned Agreements to which such Grantor is a party have been duly authorized, executed and delivered by such Grantor and, to such Grantor’s knowledge, any material Assigned Agreements are in full force and effect and are binding upon and enforceable against all parties thereto in accordance with their terms.

(n)Such Grantor has no deposit accounts or securities accounts as of the date hereof, other than the deposit accounts and securities accounts listed on Schedule II hereto (other than deposit accounts or securities accounts that have less than $750,000 in the aggregate on deposit).

(o)Such Grantor is not a beneficiary or assignee under any letter of credit with a stated amount in excess of $2,500,000 and issued by a United States financial institution as of the date hereof, other than the letters of credit described in Schedule VII hereto.

(p)This Agreement creates in favor of the Administrative Agent for the benefit of the Secured Parties a valid security interest in the Collateral granted by such Grantor under this Agreement, securing the payment of the Obligations to the extent such matter is governed by the laws of the United States or any jurisdiction therein.

(q)No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or any other third party is required for (i) the grant by such Grantor of the security interest granted hereunder or for the execution, delivery or performance of this Agreement by such Grantor, (ii) the perfection or maintenance of the security interest created hereunder (including, subject to the Intercreditor Agreement, the first priority nature of such security interest in Collateral), except for (A) the filing of financing and continuation

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statements under the UCC, (B) the recordation of the Intellectual Property Security Agreement with respect to certain registered Intellectual Property Collateral attached thereto, and the actions described in Section 5 with respect to the Security Collateral, (C) subject to certain corporate actions by the holders or issuers of Initial Pledged Equity issued by Foreign Subsidiaries which have not occurred as of the Closing Date pursuant to Section 5(a) to the extent such actions are necessary to transfer or assign such Initial Pledged Equity, (D) the governmental filings required to be made or approvals obtained prior to the creation of a security interest in any Pledged Equity issued by a non-US Person and any filings or approvals required prior to realizing on any such Pledged Equity, and (E) the Control of certain assets as provided in Sections 9-104, 9-105, 9-106 and 9-107 of the UCC, or (iii) the exercise by the Administrative Agent of its voting or other rights provided for in this Agreement or the remedies in respect of the Collateral pursuant to this Agreement, except as set forth above and as may be required in connection with the disposition of any portion of the Security Collateral by laws affecting the offering and sale of securities generally.

(r)The Inventory that has been produced or distributed by such Grantor has been produced in compliance with all requirements of applicable law except where the failure to so comply would not have a Material Adverse Effect.

(s)As to itself and its Intellectual Property Collateral:

(i)The operation of such Grantor’s business and the use of the Intellectual Property Collateral in connection therewith do not conflict with, infringe, misappropriate, dilute, misuse or otherwise violate the intellectual property rights of any third party, except as are not expected to have a Material Adverse Effect.

(ii)Such Grantor is the exclusive owner of all right, title and interest in and to Patents, Trademarks, Copyrights, and other unregistered Intellectual Property constituting material Intellectual Property Collateral, except as set forth in Schedule IV hereto with respect to co-ownership of certain Patents, and such Grantor is entitled to use all such Intellectual Property Collateral in accordance with applicable law, subject to the terms of the IP Agreements.

(iii)To the Company’s knowledge based on its reasonable review, the Intellectual Property Collateral set forth on Schedule IV hereto includes all of the registered/issued patents, patent applications, domain names, trademark registrations and applications, copyright registrations and applications owned by such Grantor as of the date set forth therein (“Registered IP”), provided that Schedule IV contains all of the material Registered IP owned by such Grantor as of the date set forth therein.

(iv)The issued Patents and registered Trademarks contained in the Intellectual Property Collateral have not been adjudged invalid or unenforceable in whole or part, and to the knowledge of the Company, are valid and enforceable, except to the extent Grantor has ceased use of any such registered Trademarks, and except as would not be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect.

(v)Such Grantor has made or performed all filings, recordings and other acts and has paid all required fees and taxes, as deemed necessary by Grantor in its

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reasonable business discretion, to maintain and protect its interest in each and every material item of Intellectual Property Collateral owned by such Grantor in full force and effect.

(vi)No claim has been asserted and is pending by any Person challenging or questioning the use of any Intellectual Property Collateral or the validity of effectiveness of any such Intellectual Property Collateral, nor does the Company know of any valid basis for any such claim, except, in either case, for such claims that in the aggregate are not reasonably expected to have a Material Adverse Effect. The consummation of the transactions contemplated by the Loan Documents will not result in the termination or impairment (other than impairment contemplated by the Loan Documents) of any of the Intellectual Property Collateral.

(vii)With respect to each IP Agreement that is not Excluded Property: (A) to the knowledge of the Company, such IP Agreement is valid and binding and in full force and effect; (B) such IP Agreement will not cease to be valid and binding and in full force and effect on terms identical to those currently in effect as a result of the rights and interest granted herein, nor will the grant of such rights and interest constitute a breach or default under such IP Agreement or otherwise give any party thereto a right to terminate such IP Agreement; (C) such Grantor has not received any notice of termination or cancellation under such IP Agreement within the six months immediately preceding the date of this Agreement; (D) within the six months immediately preceding the date of this Agreement, such Grantor has not received any notice of a breach or default under such IP Agreement, which breach or default has not been cured; and (E) neither such Grantor nor, to such Grantor’s knowledge, any other party to such IP Agreement is in breach or default thereof in any material respect, and no event has occurred that, with notice or lapse of time or both, would constitute such a breach or default or permit termination or modification under such IP Agreement, in each case except as would not reasonably be expected to have a Material Adverse Effect.

(viii)To the Company’s knowledge, none of the material Trade Secrets of such Grantor has been used, divulged, disclosed or appropriated to the detriment of such Grantor for the benefit of any other Person other than such Grantor within the past two years.

(ix)This Agreement is effective to create a valid and continuing Lien and, upon filing of appropriate financing statements in the offices listed on Schedule XIII and appropriate releases (which releases have been filed or will be filed substantially simultaneously with the entering into of this Agreement) and Intellectual Property security agreements with the United States Copyright Office and the United States Patent and Trademark Office, fully perfected (to the extent a security interest may be perfected by filing, recording or registering a security agreement, financing statement or analogous document in the United States Copyright Office or the United States Patent and Trademark Office, as applicable) and, subject to the Intercreditor Agreement, first priority security interests in favor of the Administrative Agent on such Grantor’s U.S. Patents, U.S. Trademarks and U.S. Copyrights and such perfected security interests are enforceable as such as against any and all creditor of and purchasers from such Grantor.

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Section 8.Further Assurances

(a)Each Grantor agrees that from time to time, in accordance with the terms of this Agreement at the expense of such Grantor and at the reasonable request of the Administrative Agent, such Grantor will promptly execute and deliver, or otherwise authenticate, all further instruments and documents, and take all further action that may be reasonably necessary or desirable, or that the Administrative Agent may reasonably request, in order to perfect and protect any pledge or security interest granted or purported to be granted by such Grantor hereunder or to enable the Administrative Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral of such Grantor.  Without limiting the generality of the foregoing, each Grantor will, at the reasonable request of the Administrative Agent, promptly with respect to the Collateral of such Grantor:  (i) upon the occurrence and during the continuance of an Event of Default, and, with respect to any ABL Priority Collateral, solely following payment in full of the ABL Priority Obligations (as such terms are defined in the Intercreditor Agreement), mark conspicuously each document included in Inventory, each chattel paper included in Receivables, each Assigned Agreement and, at the request of the Administrative Agent, each of its records pertaining to such Collateral with a legend, in form and substance reasonably satisfactory to the Administrative Agent, indicating that such document, Assigned Agreement or Collateral is subject to the security interest granted hereby; (ii) if any such Collateral with a face amount exceeding $3,750,000 shall be evidenced by a promissory note or other instrument or chattel paper, deliver and pledge to the Administrative Agent hereunder such note or instrument or chattel paper duly indorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance reasonably satisfactory to the Administrative Agent; (iii) file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be reasonably necessary or desirable, or as the Administrative Agent may reasonably request, in order to perfect and preserve the security interest granted or purported to be granted by such Grantor hereunder; (iv) prepare, sign, and file for recordation in any intellectual property registry, appropriate evidence of the lien and security interest granted herein in any Intellectual Property in the name of such Grantor as debtor; and (v) deliver to the Administrative Agent evidence that all other actions that the Administrative Agent may deem reasonably necessary or desirable in order to perfect and protect the security interest granted or purported to be granted by such Grantor under this Agreement has been taken.

(b)Each Grantor hereby authorizes the Administrative Agent to file one or more financing or continuation statements, and amendments thereto in the applicable UCC filing office, including one or more financing statements indicating that such financing statements cover all assets or all personal property (or words of similar effect) of such Grantor in the United States, or any real property or fixtures, regardless of whether any particular asset described in such financing statements falls within the scope of the UCC.  A photocopy or other reproduction of this Agreement shall be sufficient as a financing statement where permitted by law.  Each Grantor ratifies its authorization for the Administrative Agent to have filed such financing statements, continuation statements or amendments filed prior to the date hereof.

(c)Each Grantor will furnish to the Administrative Agent from time to time statements and schedules further identifying and describing the Collateral of such Grantor and such other reports in connection with such Collateral as the Administrative Agent may reasonably request, all in reasonable detail.

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Section 9.As to Equipment and Inventory.

(a)Each Grantor will keep its Equipment having a value in excess of $3,750,000 and Inventory having a value in excess of $3,750,000 (other than Inventory sold in the ordinary course of business) at the locations therefor specified in Schedule VIII and Schedule IX, respectively, or, to the extent prior written notice is required to the ABL Agent, upon concurrent notice to the Administrative Agent, at such other places designated by such Grantor in such notice.  Schedule VIII and Schedule IX respectively set forth whether each such location is owned, leased or operated by third parties, and, if leased or operated by third parties, their names and addresses.

(b)Each Grantor will pay promptly when due all property and other taxes, assessments and governmental charges or levies imposed upon, and all claims (including claims for labor, materials and supplies) against, its Equipment and Inventory, except to the extent payment thereof is not required by Section 5.05 of the Credit Agreement.  In producing its Inventory, each Grantor will comply with all requirements of applicable law, except where the failure to so comply will not have a Material Adverse Effect.

Section 10.Insurance.  Each Grantor will, and will cause each Subsidiary to, at its own expense, maintain, insurance as required pursuant to Section 5.07 of the Credit Agreement.  Notwithstanding anything to the contrary herein or in any other Loan Document, each policy of each Grantor for liability insurance shall provide for all losses to be paid on behalf of the Administrative Agent and such Grantor as their interests may appear, and each policy for property damage insurance shall provide for all losses to be paid, in accordance with the Credit Agreement, the Intercreditor Agreement and the Lender loss payee provisions which were requested pursuant to clause (iv) below, directly to the Administrative Agent.  Each such policy (i) shall name such Grantor and the Administrative Agent as insured parties thereunder (without any representation or warranty by or obligation upon the Administrative Agent) as their interests may appear, (ii) shall not have any recourse against the Administrative Agent for payment of premiums or other amounts with respect thereto and (iii) shall require at least 30 days’ prior written notice of cancellation or of lapse to be given to the Administrative Agent by the insurer (or at least 10 days’ prior written notice in the event such cancellation is as a result of non-payment).  Each Grantor will, at the request of the Administrative Agent, duly execute and deliver instruments of assignment of such insurance policies to comply with the requirements of Section 2(l) and cause the insurers to acknowledge notice of such assignment.  Each Grantor will deliver to the Administrative Agent certificates of insurance evidencing such insurance and, as often as the Administrative Agent may reasonably request, a report of a reputable insurance broker or the insurer with respect to such insurance.  Further, each Grantor will duly execute and deliver instruments of assignment of such insurance policies to comply with the requirements of Section 2(k), 2(l) and 2(m) and use its commercially reasonable efforts to cause the insurers to acknowledge notice of such assignment.

Section 11.Post-Closing Changes; Collections on Assigned Agreements and Receivables.

(a)Each Grantor will hold and preserve its records relating to the Collateral, including the Assigned Agreements and Related Contracts, and will permit representatives of the

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Administrative Agent at any time during normal business hours to inspect and make abstracts from such records and other documents to the extent provided in Section 5.08 of the Credit Agreement.  If any Grantor does not have an organizational identification number and later obtains one, it will promptly notify the Administrative Agent of such organizational identification number.

(b)Administrative Agent shall have the right at any time or times, in Administrative Agent’s name or in the name of a nominee of Administrative Agent, to verify the validity, amount or any other matter relating to any Receivables or other Collateral, by mail, telephone, facsimile transmission or otherwise; provided that (i) any visits shall be done during normal business hours and at times to be mutually agreed and (ii) with respect to any ABL Priority Collateral, the Administrative Agent shall only exercise such right following the Payment in Full of the ABL Priority Obligations (as such terms are defined in the Intercreditor Agreement).  Except as otherwise provided in this subsection (b), each Grantor, at its own expense and in the ordinary course of business undertaken in a commercially reasonable manner and consistent with applicable law, will continue to collect, adjust, settle, compromise the amount or payment of, all amounts due or to become due such Grantor under the Assigned Agreements and Receivables.  In connection with such collections, adjustments, settlements, compromises and other exercises of rights, such Grantor may take (and, at the Administrative Agent’s direction upon the occurrence and during the continuance of an Event of Default, will take) such action as such Grantor (or, upon the occurrence and during the continuance of an Event of Default, the Administrative Agent) may deem necessary or advisable; provided, that, the Administrative Agent shall have the right at any time, upon the occurrence and during the continuance of an Event of Default and upon written notice to such Grantor of its intention to do so, to notify the Obligors under any Assigned Agreements and Receivables of the assignment of such Assigned Agreements to the Administrative Agent and to direct such Obligors to make payment of all amounts due or to become due to such Grantor thereunder directly to the Administrative Agent and, upon such notification and at the expense of such Grantor, to enforce collection of any such Assigned Agreements and Receivables, to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done, and to otherwise exercise all rights with respect to such Assigned Agreements and Receivables, including those set forth in Section 9-607 of the UCC.  After receipt by any Grantor of the notice from the Administrative Agent referred to in the proviso to the preceding sentence, (i) all amounts and proceeds (including instruments) received by such Grantor in respect of the Assigned Agreements and Receivables of such Grantor shall be received in trust for the benefit of the Secured Parties, shall be segregated from other funds of such Grantor and shall be forthwith paid over to the Administrative Agent in the same form as so received (with any necessary indorsement) to be applied as provided in Section 20(b) of this Agreement or to prepay Loans under the Credit Agreement, and (ii) such Grantor will not adjust, settle or compromise the amount or payment of any Receivable or amount due on any Assigned Agreement, release wholly or partly any Obligor thereof or allow any credit or discount thereon other than credits or discounts given in the ordinary course of business.

(c)No Grantor will authorize the filing of any financing statement naming it as debtor covering all or any portion of the Collateral owned by it, except for financing statements (i) naming the Administrative Agent on behalf of the Secured Parties as the secured party, and (ii) in respect to other Liens permitted by the Credit Agreement.  Each Grantor

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acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement naming the Administrative Agent as secured party without the prior written consent of the Administrative Agent, subject to such Grantor’s rights under the UCC.

Section 12.As to Intellectual Property Collateral.

(a)With respect to each item of its Intellectual Property Collateral material to the business of the Company and its Restricted Subsidiaries, each Grantor agrees to take, at its expense, commercially reasonable steps as determined in Grantor’s reasonable discretion, including in the U.S. Patent and Trademark Office, the U.S. Copyright Office and any other Governmental Authority, to (i) maintain (in accordance with the exercise of such Grantor’s reasonable business discretion) the validity and enforceability of such Intellectual Property Collateral and maintain such Intellectual Property Collateral in full force and effect, and (ii) pursue the registration and maintenance (in accordance with the exercise of such Grantor’s reasonable business discretion) of each patent, trademark, or copyright registration or application, now or hereafter included in such Intellectual Property Collateral of such Grantor, including the payment of required fees and taxes, the filing of responses to office actions issued by the U.S. Patent and Trademark Office, the U.S. Copyright Office or other Governmental Authorities, the filing of applications for renewal or extension, the filing of affidavits under Sections 8 and 15 of the U.S. Trademark Act, and the participation in interference, reexamination, opposition, cancellation, infringement and misappropriation proceedings, in each case except where the failure to so file, register or maintain is not reasonably likely to have a Material Adverse Effect.  No Grantor shall, without the written consent of the Administrative Agent, which shall not be unreasonably withheld or delayed, discontinue use of any material Trademark or otherwise abandon any such material Intellectual Property Collateral unless such Grantor shall have determined that such use or the pursuit or maintenance of such Intellectual Property Collateral is no longer material to the conduct of such Grantor’s business.

(b)Until the termination of the Credit Agreement, each Grantor agrees to provide to the Administrative Agent, concurrently with any delivery of Financial Statements pursuant to Section 5.01(a) or (b) of the Credit Agreement, an updated Schedule of its registered U.S. Patents, U.S. Patent applications, registered or applied for U.S. Trademarks and registered or applied for U.S. Copyrights.

(c)In the event that any Grantor becomes aware that any item of Intellectual Property Collateral is being infringed or misappropriated by a third party, such Grantor shall take such commercially reasonable actions determined in its reasonable discretion, at its expense, to protect or enforce such Intellectual Property Collateral, including suing for infringement or misappropriation and for an injunction against such infringement or misappropriation.

(d)Each Grantor shall take all reasonable steps which it deems appropriate under the circumstances to preserve and protect each item of its material Trademarks included in the Intellectual Property Collateral, including maintaining substantially the quality of any and all products or services used or provided in connection with any such Trademarks, consistent with the general quality of the products and services as of the date hereof, and taking steps reasonably

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necessary to ensure that all licensed users of any such Trademarks use such consistent standards of quality.

(e)With respect to its Intellectual Property Collateral, each Grantor agrees to execute or otherwise authenticate an agreement, in substantially the form set forth in Exhibit A hereto or otherwise in form and substance satisfactory to the Administrative Agent (an “Intellectual Property Security Agreement”), for recording the security interest granted hereunder to the Administrative Agent in such Intellectual Property Collateral with the U.S. Patent and Trademark Office, the U.S. Copyright Office, and any other U.S. Governmental Authorities necessary to perfect the security interest hereunder in such Intellectual Property Collateral.

(f)Each entity which executes a Security Agreement Supplement as Grantor shall execute and deliver to the Administrative Agent with such written notice, or otherwise authenticate, an agreement substantially in the form of Exhibit B hereto or otherwise in form and substance satisfactory to the Administrative Agent (an “IP Security Agreement Supplement”) covering such Intellectual Property, which IP Security Agreement Supplement shall be recorded with the U.S. Patent and Trademark Office, the U.S. Copyright Office and any other U.S. Governmental Authorities necessary to perfect the security interest hereunder in such Intellectual Property Collateral.

Section 13.Voting Rights; Dividends; Etc.

(a)So long as no Event of Default shall have occurred and be continuing:

(i)Each Grantor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Security Collateral of such Grantor or any part thereof for any purpose.

(ii)Each Grantor shall be entitled to receive and retain any and all dividends, interest and other distributions paid in respect of the Security Collateral of such Grantor if and to the extent that the payment thereof is not otherwise prohibited by the terms of the Loan Documents; provided, that, any and all dividends, interest and other distributions paid or payable in the form of instruments or certificates in respect of, or in exchange for, any Security Collateral, shall be promptly delivered to the Administrative Agent to hold as Security Collateral (to the extent it is not Excluded Property) and shall, if received by such Grantor, be received in trust for the benefit of the Secured Parties, be segregated from the other property or funds of such Grantor and be promptly delivered to the Administrative Agent as Security Collateral in the same form as so received (with any necessary indorsement).

(iii)The Administrative Agent will execute and deliver (or cause to be executed and delivered) to each Grantor all such proxies and other instruments as such Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting and other rights that it is entitled to exercise pursuant to paragraph (i) above and to receive the dividends or interest payments that it is authorized to receive and retain pursuant to paragraph (ii) above.

(b)Upon the occurrence and during the continuance of an Event of Default:

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(i)All rights of each Grantor (A) to exercise or refrain from exercising the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to Section 13(a)(i) shall, upon notice to such Grantor by the Administrative Agent, cease and (B) to receive the dividends, interest and other distributions that it would otherwise be authorized to receive and retain pursuant to Section 13(a)(ii) shall automatically cease, and all such rights shall, subject to the Intercreditor Agreement, thereupon become vested in the Administrative Agent for the benefit of the Secured Parties, which shall thereupon have the sole right to exercise or refrain from exercising such voting and other consensual rights and to receive and hold as Security Collateral such dividends, interest and other distributions.

(ii)All dividends, interest and other distributions that are received by any Grantor contrary to the provisions of paragraph (i) of this Section 13(b) shall be received in trust for the benefit of the Secured Parties, shall be segregated from other funds of such Grantor and shall be promptly paid over to the Administrative Agent as Security Collateral in the same form as so received (with any necessary indorsement).

Section 14.As to the Assigned Agreements.

(a)Each Grantor will, at its expense, perform and observe in all material respects all terms and provisions of the Assigned Agreements to be performed or observed by it to the extent consistent with its past practice or reasonable business judgment.

(b)Each Grantor hereby consents on its behalf and on behalf of its Subsidiaries to the assignment and pledge to the Administrative Agent for benefit of the Secured Parties of each Assigned Agreement to which it is a party by any other Grantor hereunder.

(c)Each Grantor agrees, upon the reasonable request of Administrative Agent, to instruct each other party to each Assigned Agreement to which it is a party, that all payments due or to become due under or in connection with such Assigned Agreement will be made directly to a Pledged Deposit Account.

(d)All moneys received or collected pursuant to subsection (c) above shall be (i) released to the applicable Grantor on the terms set forth in the Credit Agreement so long as no Event of Default shall have occurred and be continuing or (ii) if any Event of Default shall have occurred and be continuing, applied as provided in Section 20(b).

Section 15.As to Letter-of-Credit Rights and Commercial Tort Claims.

(a)Except as otherwise permitted by the Credit Agreement and this Agreement, each Grantor, by granting a security interest in its Receivables consisting of Letter-of-Credit Rights to the Administrative Agent, hereby assigns to the Administrative Agent such rights (including its contingent rights) to the proceeds of all Related Contracts consisting of letters of credit of which it is or hereafter becomes a beneficiary or assignee.  Upon request of the Administrative Agent, each Grantor will promptly use commercially reasonable efforts to cause the issuer of each letter-of-credit with a stated amount in excess of $1,000,000 and each nominated person (as defined in Section 5-102 of the UCC) (if any) with respect thereto to consent to such assignment of the proceeds thereof pursuant to a consent in form and substance

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reasonably satisfactory to the Administrative Agent and deliver written evidence of such consent to the Administrative Agent.

(b)Upon the occurrence and during the continuance of an Event of Default, each Grantor will, promptly upon request by the Administrative Agent, (i) notify (and such Grantor hereby authorizes the Administrative Agent to notify) the issuer and each nominated person with respect to each of the Related Contracts consisting of letters of credit that the proceeds thereof have been assigned to the Administrative Agent hereunder and any payments due or to become due in respect thereof are to be made directly to the Administrative Agent or its designee and (ii) arrange for the Administrative Agent to become the transferee beneficiary of letter of credit.

(c)In the event that any Grantor hereafter acquires or has any Commercial Tort Claim that has been filed with any court in excess of $2,500,000 in the aggregate, it shall, promptly after such claim has been filed with such court, deliver a supplement to Schedule X hereto, identifying such new Commercial Tort Claim.

Section 16.Transfers and Other Liens; Additional Shares.

(a)Each Grantor agrees that it will not (i) sell, assign or otherwise dispose of, or grant any option with respect to, any of the Collateral, other than sales, assignments and other dispositions of Collateral, and options relating to Collateral, permitted under the terms of the Credit Agreement or (ii) create or suffer to exist any Lien upon or with respect to any of the Collateral of such Grantor except for the pledge, assignment and security interest created under this Agreement and Liens permitted under Section 6.02 of the Credit Agreement.

(b)Subject to the terms of the Credit Agreement and this Agreement, each Grantor agrees that it will pledge hereunder, promptly upon its acquisition (directly or indirectly) thereof, any and all additional equity interests or other securities as required by Section 5.10 of the Credit Agreement from time to time acquired by such Grantor in any manner.

Section 17.Administrative Agent Appointed Attorney in Fact.  Each Grantor hereby irrevocably appoints the Administrative Agent such Grantor’s attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, from time to time, in the Administrative Agent’s discretion, to take any action and to execute any instrument that the Administrative Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including:

(a)to obtain, an upon the occurrence and during the continuance of an Event of Default, adjust insurance required to be paid to the Administrative Agent pursuant to Section 10,

(b)upon the occurrence and during the continuation of any Event of Default, to ask for, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral,

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(c)upon the occurrence and during the continuance of an Event of Default, to receive, indorse and collect any drafts or other instruments, documents and chattel paper, in connection with clause (a) or (b) above,

(d)upon the occurrence and during the continuation of any Event of Default to file any claims or take any action or institute any proceedings that the Administrative Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce compliance with the terms and conditions of any Assigned Agreement or the rights of the Administrative Agent with respect to any of the Collateral;

(e)upon the occurrence and during the continuation of any Event of Default, to use any Intellectual Property Collateral or IP Agreements (solely pursuant to the terms thereof) of such Grantor that are not Excluded Property, including any labels, Patents, Trademarks, trade names, URLs, domain names, industrial designs, Copyrights, or advertising materials included therein, in preparing for sale, advertising for sale, or selling Inventory or other Collateral;

(f)to take or cause to be taken all actions necessary to perform or comply or cause performance or compliance with the terms of this Agreement, including actions to pay or discharge taxes or Liens (other than Permitted Liens) levied or placed upon or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by Administrative Agent in its sole discretion, any such payments made by Administrative Agent to become obligations of such Grantor to Administrative Agent, due and payable immediately without demand;

(g)(i) upon the occurrence and during the continuation of any Event of Default, generally to sell, transfer, lease, license, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Administrative Agent were the absolute owner thereof for all purposes, and (ii) to do, at Administrative Agent’s option and such Grantor’s expense, at any time or from time to time, all acts and things that Administrative Agent deems reasonably necessary to protect, preserve or realize upon the Collateral and Administrative Agent’s security interest therein in order to effect the intent of this Agreement, all as fully and effectively as such Grantor might do;

(h)upon the occurrence and during the continuation of any Event of Default, to repair, alter, or supply goods, if any, necessary to fulfill in whole or in part the purchase order of any Person obligated to the Borrower or such other Grantor in respect of any Account of the Borrower or such other Grantor; and

(i)upon the occurrence and during the continuance of any Event of Default, to take exclusive possession of all locations where the Borrower or other Grantor conducts its business or has rights of possession, with prompt notice to the Borrower or any Grantor and to use such locations to store, process, manufacture, sell, use, and liquidate or otherwise dispose of items that are Collateral, without obligation to pay rent or other compensation for the possession or use of any location.

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Section 18.Administrative Agent May Perform.  If any Grantor fails to perform any agreement contained herein, the Administrative Agent may, but without any obligation to do so, upon notice to the Company of at least five Business Days in advance and if the Company fails to cure within such period, itself perform, or cause performance of, such agreement, and the expenses of the Administrative Agent incurred in connection therewith shall be payable by such Grantor under Section 22.

Section 19.The Administrative Agent’s Duties.

(a)The powers conferred on the Administrative Agent hereunder are solely to protect the Secured Parties’ interest in the Collateral and shall not impose any duty upon it to exercise any such powers.  Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Administrative Agent shall have no duty as to any Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not any Secured Party has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Collateral.  The Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which it accords its own property.

(b)Anything contained herein to the contrary notwithstanding, the Administrative Agent may from time to time, when the Administrative Agent deems it to be necessary, appoint one or more of its Affiliates (or, with the consent of the Company, any other Persons) subagents (each a “Subagent”) for the Administrative Agent hereunder with respect to all or any part of the Collateral.  In the event that the Administrative Agent so appoints any Subagent with respect to any Collateral, (i) the assignment and pledge of such Collateral and the security interest granted in such Collateral by each Grantor hereunder shall be deemed for purposes of this Agreement to have been made to such Subagent, in addition to the Administrative Agent, for the benefit of the Secured Parties, as security for the Obligations of such Grantor, (ii) such Subagent shall automatically be vested, in addition to the Administrative Agent, with all rights, powers, privileges, interests and remedies of the Administrative Agent hereunder with respect to such Collateral, and (iii) the term “Administrative Agent,” when used herein in relation to any rights, powers, privileges, interests and remedies of the Administrative Agent with respect to such Collateral, shall include such Subagent; provided, however, that no such Subagent shall be authorized to take any action with respect to any such Collateral unless and except to the extent expressly authorized in writing by the Administrative Agent.

Section 20.Remedies.  If any Event of Default shall have occurred and be continuing and such Event of Default has resulted in the acceleration of the Obligations, which acceleration has not been rescinded or otherwise terminated:

(a)The Administrative Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the UCC (whether or not the UCC applies to the affected Collateral) and also may:  (i) require each Grantor to, and each Grantor hereby agrees that it will at its expense and upon request of the Administrative Agent forthwith,

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assemble all or part of the Collateral as directed by the Administrative Agent and make it available to the Administrative Agent at a place and time to be designated by the Administrative Agent that is reasonably convenient to both parties; (ii) subject to applicable law, without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Administrative Agent’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Administrative Agent may deem commercially reasonable; (iii) occupy, consistent with Section 5.08 of the Credit Agreement, on a non-exclusive basis any premises owned or leased by any of the Grantors where the Collateral or any part thereof is assembled or located for a reasonable period in order to effectuate its rights and remedies hereunder or under law, without obligation to such Grantor in respect of such occupation; and (iv) exercise any and all rights and remedies of any of the Grantors under or in connection with the Collateral, or otherwise in respect of the Collateral, including (A) any and all rights of such Grantor to demand or otherwise require payment of any amount under, or performance of any provision of, the Assigned Agreements, the Receivables and the other Collateral, (B) withdraw, or cause or direct the withdrawal, of all funds with respect to the Account Collateral, and (C) exercise all other rights and remedies with respect to the Assigned Agreements, the Receivables and the other Collateral, including those set forth in Section 9-607 of the UCC.  Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten days’ notice to such Grantor of the time and place of any public sale, or of the time after which any private sale is to be made shall constitute reasonable notification.  The Administrative Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given.  The Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.  Each Grantor agrees that (A) the internet shall constitute a “place” for purposes of Section 9-610(b) of the UCC and (B) to the extent notification of sale shall be required by law, notification by mail of the URL where a sale will occur and the time when a sale will commence at least ten (10) days prior to the sale shall constitute a reasonable notification for purposes of Section 9-611(b) of the UCC.

(b)Any cash held by or on behalf of the Administrative Agent and all cash proceeds received by or on behalf of the Administrative Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral and any proceeds of the guarantee set forth in Section 1 may, in the discretion of the Administrative Agent, be held by the Administrative Agent as collateral for, and/or then or at any time thereafter shall be applied in whole or in part by the Administrative Agent for the benefit of the Secured Parties against, all or any part of the Obligations, in accordance with Section 7.03 of the Credit Agreement.

(c)All payments received by any Grantor under or in connection with any Assigned Agreement or otherwise in respect of the Collateral shall be received in trust for the benefit of the Administrative Agent, shall be segregated from other funds of such Grantor and shall be forthwith paid over to the Administrative Agent in the same form as so received (with any necessary indorsement).

(d)Subject to the provisions of Section 9.08 of the Credit Agreement, the Administrative Agent may, without notice to any Grantor except as required by law and at any time or from time to time, charge, set off and otherwise apply all or any part of the Obligations against any funds held with respect to the Account Collateral or in any other deposit account.

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(e)In the event of any sale or other disposition of any of the Intellectual Property Collateral of any Grantor, the goodwill symbolized by any Trademarks subject to such sale or other disposition shall be included therein, and such Grantor shall supply to the Administrative Agent or its designee, documents and things relating to any Intellectual Property Collateral subject to such sale or other disposition, and such Grantor’s customer lists and other records and documents relating to such Intellectual Property Collateral and to the manufacture, distribution, advertising and sale of products and services of such Grantor.

(f)In each case under this Agreement in which the Administrative Agent takes any action with respect to the Collateral, including proceeds, the Administrative Agent shall provide to the Company such records and information regarding the possession, control, sale and any receipt of amounts with respect to such Collateral as may be reasonably requested by the Company as a basis for the preparation of the company’s financial statements in accordance with GAAP.

Section 21.Grant of Intellectual Property License.  For the purpose of enabling Administrative Agent, upon the occurrence and during the continuance of an Event of Default, to exercise rights and remedies under Section 20 hereof at such time as Administrative Agent shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, each Grantor hereby grants to Administrative Agent, to the extent licensable, an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to such Grantor), subject, in the case of Trademarks, to sufficient rights to quality control and inspection in favor of such Grantor to avoid the risk of invalidation of such Trademarks, to use, assign, license or sublicense any of the Intellectual Property Collateral, including any labels, Patents, Trademarks, trade names, URLs, domain names, industrial designs, Copyrights, and advertising materials, in each case, that are owned or hereafter acquired, developed or created by such Grantor, wherever the same may be located.  Such license shall include access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout hereof, solely to the extent such Grantor has all rights necessary to provide such access.

Section 22.Indemnity and Expenses.

(a)Without limiting or affecting each Secured Party’s rights set forth in Section 9.03 of the Credit Agreement but subject to the limitations set forth therein, each Grantor agrees to indemnify, defend and save and hold harmless each Secured Party and each of their Affiliates and their respective officers, directors, employees, trustees, agents and advisors (each, an “Indemnified Party”) from and against, and shall pay on demand, any and all claims, damages, losses, liabilities and expenses (including reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or resulting from this Agreement (including enforcement of this Agreement), except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party’s gross negligence or willful misconduct.

(b)Without limiting or affecting each Secured Party’s rights set forth in Section 9.03 of the Credit Agreement but subject to the limitations set forth therein, each Grantor will upon demand pay to the Administrative Agent the amount of any and all reasonable

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expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, that the Administrative Agent may incur in connection with (i) the custody, preservation, use or operation of, or the sale of, collection from or other realization upon, any of the Collateral of such Grantor, (ii) the exercise or enforcement of any of the rights of the Administrative Agent or the other Secured Parties hereunder or (iii) the failure by such Grantor to perform or observe any of the provisions hereof.

(c)The undertakings in this Section 22 shall survive termination of this Agreement, the payment of all Obligations and the resignation of the Administrative Agent.

Section 23.Amendments; Waivers; Additional Grantors; Etc.

(a)No amendment or waiver of any provision of this Agreement, and no consent to any departure by any Grantor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Administrative Agent and, with respect to any amendment, the Company on behalf of the Grantors, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.  No failure on the part of the Administrative Agent or any other Secured Party to exercise, and no delay in exercising any right hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.

(b)Each Subsidiary of the Borrower that is required to become a party to this Agreement pursuant to Section 5.10 of the Credit Agreement shall become a Grantor for all purposes of this Agreement upon the execution and delivery by such Person of a security agreement supplement in substantially the form of Exhibit C hereto (each a “Security Agreement Supplement”).  Such Person shall be referred to as an “Additional Grantor” and each reference in this Agreement and the other Loan Documents to “Grantor” or “Guarantor” shall also mean and be a reference to such Additional Grantor, each reference in this Agreement and the other Loan Documents to the “Collateral” shall also mean and be a reference to the Collateral granted by such Additional Grantor and each reference in this Agreement to a Schedule shall also mean and be a reference to the schedules attached to such Security Agreement Supplement.

Section 24.Confidentiality; Notices; References.

(a)The confidentiality provisions of Section 9.12 of the Credit Agreement shall apply to all information received by the Administrative Agent or any Lender under this Agreement.

(b)All notices and other communications provided for hereunder shall be delivered as provided in Section 9.01 of the Credit Agreement.

Section 25.Continuing Security Interest; Assignments Under the Credit Agreement.  This Agreement shall create a continuing guaranty and continuing security interest in the Collateral and shall (a) continue in effect (notwithstanding the fact that from time to time there may be no Obligations outstanding) until (i) the Credit Agreement has terminated pursuant to its express terms and (ii) all of the Obligations (other than any contingent indemnification

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obligations not then due and payable) have been paid in full and no commitments of the Administrative Agent or the Lenders which would give rise to any Obligations are outstanding, (b) be binding upon each Grantor, its successors and assigns and (c) inure, together with the rights and remedies of the Administrative Agent hereunder, to the benefit of the Secured Parties and their respective successors, permitted transferees and permitted assigns.  Without limiting the generality of the foregoing clause (c), to the extent permitted in Section 9.04 of the Credit Agreement, any Lender may assign or otherwise transfer all or any portion of its rights and obligations under the Credit Agreement (including all or any portion of its Commitments and the Loans owing to it and the promissory note or promissory notes, if any, held by it) to any permitted transferee, and such permitted transferee shall thereupon become vested with all the benefits in respect thereof granted to such Lender herein or otherwise.

Section 26.Release; Termination.  (i) Upon (A) any Disposition of any item of Collateral of any Grantor as permitted by the Loan Documents, (B) any item of Collateral becoming Excluded Property (except to the extent resulting from any transaction that is not permitted under the Loan Documents), (C) any Subsidiary that is not an Excluded Subsidiary becoming an Excluded Subsidiary pursuant to a transaction permitted by the Loan Documents, (D) any Foreign Subsidiary ceasing to be a Material First-Tier Foreign Subsidiary pursuant to a transaction permitted by the Loan Documents or (E) the consent of the Required Lenders to such release and termination as provided in Section 9.02 of the Credit Agreement, the security interests granted under this Agreement by such Grantor in such Collateral or in the assets of such Subsidiary (and in the case of clause (C), the guarantee provided by such Subsidiary hereunder), as applicable, shall immediately terminate and automatically be released.  The Administrative Agent will, in the case of each of the foregoing clauses (i) and (ii) above, subject to the Intercreditor Agreement, promptly deliver at the Grantor’s request to such Grantor all certificates representing any Pledged Equity released and all notes and other instruments representing any Pledged Debt, Receivables or other Collateral so released, and Administrative Agent will, at such Grantor’s expense, promptly execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted hereby; provided, that, the release of any Grantor from its obligations under this Agreement or any other Loan Document if such Grantor becomes an Excluded Subsidiary shall only be permitted if, at the time such Grantor becomes an Excluded Subsidiary, (1) no Default or Event of Default shall have occurred and be continuing, (2) after giving pro forma effect to such release and the consummation of the applicable transaction, the Borrower is deemed to have made a new Investment in such Person (as if such Person were then newly acquired) and such Investment is permitted at such time, and (3) such Grantor shall have delivered to the Administrative Agent a certificate of such Grantor to the effect that the contemplated transaction will be in compliance with the Loan Documents and the foregoing clauses (1) and (2); provided further that no such release shall occur if such Grantor continues to be a guarantor in respect of the ABL Facility or any other Material Indebtedness.

At such time as the Obligations shall have been paid in full and the Commitments have been terminated, the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Grantor hereunder shall automatically terminate, all without delivery of any instrument or performance of any act by any party, and all rights to Collateral shall revert to the Grantors.  At the request and sole expense of any Grantor following any such

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termination, the Administrative Agent shall promptly deliver to such Grantor any Collateral held by the Administrative Agent hereunder, and promptly execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.  At the request and sole expense of the Borrower, a Guarantor shall be released from its obligations hereunder in the event that all the Capital Stock of such Guarantor shall be sold, transferred or otherwise disposed of in a transaction permitted by the Credit Agreement.

Section 27.Execution in Counterparts.  This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page to this Agreement by telecopier or .pdf shall be effective as delivery of an original executed counterpart of this Agreement.

Section 28.Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Section 29.Jurisdiction; Waiver of Jury Trial.

(a)Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City in the borough of Manhattan, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such federal court.  Each Grantor hereby further irrevocably consents to the service of process in any action or proceeding in such courts by the mailing thereof by any parties hereto by registered or certified mail, postage prepaid, to the Borrower at its address specified pursuant to Section 9.01 of the Credit Agreement.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(b)Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any such New York State or federal court.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c)Each of the parties hereto hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or the actions of the Administrative Agent or any Secured Party in the negotiation, administration, performance or enforcement thereof.

Section 30.Intercreditor Agreement.  Notwithstanding anything herein to the contrary, the Lien granted to the Administrative Agent, for the benefit of the Secured Parties, pursuant to this Security Agreement and the exercise of any right or remedy by the Administrative Agent

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and the other Secured Parties hereunder are subject to the provisions of the Intercreditor Agreement, dated as of even date herewith, among the Administrative Agent, as Term Loan Agent, Bank of America, N.A, as ABL Agent, the Company and the Guarantors (the “Intercreditor Agreement”).  In the event of any conflict or inconsistency between the provisions of the Intercreditor Agreement and this Agreement, the provisions of the Intercreditor Agreement shall control to the extent of such conflict or inconsistency.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, each Grantor and Guarantor has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

GRANTORS:

By:	/s/ David E. Bullwinkle
Name: David E. Bullwinkle
Title: Chief Financial Officer and Senior
Vice President

Address for Notices:

Eastman Kodak Company
343 State Street
Rochester, NY 14650

EASTMAN KODAK INTERNATIONAL
CAPITAL COMPANY, INC.
FAR EAST DEVELOPMENT LTD.
KODAK (NEAR EAST), INC.
KODAK AMERICAS, LTD.
KODAK PHILIPPINES, LTD.

By:	/s/ Roger W. Byrd
Name: Roger W. Byrd
Title: Secretary

Address for Notices:

c/o Eastman Kodak Company
343 State Street
Rochester, NY 14650

[Signature Page to Guaranty and Collateral Agreement (Kodak Term Loan)]

4814-8795-8744 v11

ADMINISTRATIVE AGENT:

ALTER DOMUS (US) LLC

By:	/s/ Matthew Trybula
Name: Matthew Trybula
Title: Associate Counsel

Address for Notices:

Alter Domus (US) LLC
225 W. Washington St., 9th Floor
Chicago, IL 60606
Attention: Legal Department and Bill Ryan
Phone: 312-564-5100
Fax: 312-376-0751
Email: legal@alterdomus.com
bill.ryan@alterdomus.com

with copies to (which shall not constitute notice):
Holland & Knight LLP
150 North Riverside Plaza, Suite 2700
Chicago, IL 60606
Attention: Joshua M. Spencer
Fax: 312-578-6666
Email: Joshua.spencer@hklaw.com

and

Akin Gump Strauss Hauer & Feld LLP
One Bryant Park
New York, New York 10036
Attn: Frederick Lee; Ryan Kim
Fax: 212-872-1002
Email: flee@akingump.com
kimr@akingump.com

[Signature Page to Guaranty and Collateral Agreement (Kodak Term Loan)]

4814-8795-8744 v11

Exhibit A to the

Guarantee and Collateral Agreement

FORM OF INTELLECTUAL PROPERTY SECURITY AGREEMENT

This INTELLECTUAL PROPERTY SECURITY AGREEMENT (as amended, amended and restated, supplemented or otherwise modified from time to time, the “IP Security Agreement”) dated February 26, 2021, is made by the Persons listed on the signature pages hereof (collectively, the “Grantors”) in favor of Alter Domus (US) LLC, as Administrative Agent (the “Administrative Agent”) for the Secured Parties (as defined in the Credit Agreement referred to below).

WHEREAS, Eastman Kodak Company, a New Jersey corporation, has entered into a Credit Agreement dated as of February 26, 2021 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), with Alter Domus (US) LLC, as Administrative Agent, and the Lenders party thereto.  Terms defined in the Credit Agreement and not otherwise defined herein are used herein as defined in the Credit Agreement.

WHEREAS, as a condition precedent to the obligation of the Lenders to make their respective extensions of credit to the Borrower under the Credit Agreement, each Grantor has executed and delivered that certain Guarantee and Collateral Agreement dated February 26, 2021, made by the Grantors to the Administrative Agent (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”).

WHEREAS, under the terms of the Security Agreement, the Grantors have granted to the Administrative Agent, for the benefit of the Secured Parties, a security interest in, among other property, certain intellectual property of the Grantors, and have agreed as a condition thereof to execute this IP Security Agreement for recording with the United States Copyright Office, the United States Patent and Trademark Office and other governmental authorities.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Grantor agrees as follows:

SECTION 1.  Grant of Security.  Each Grantor hereby grants to the Administrative Agent for the benefit of the Secured Parties a security interest in all of such Grantor’s right, title and interest in and to the following (the “Collateral”):

(i)the patents and patent applications and all exclusive patent licenses set forth in Schedule A hereto (the “Patents”);

(ii)the trademark and service mark registrations and applications and all exclusive trademark licenses set forth in Schedule B hereto (provided that no security interest shall be granted in United States intent-to-use trademark applications to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or

4814-8795-8744 v8

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enforceability of such intent-to-use trademark applications under applicable federal law), together with the goodwill symbolized thereby (the “Trademarks”);

(iii)all copyrights, whether registered or unregistered, now owned or hereafter acquired by such Grantor, including the copyright registrations and applications and exclusive copyright licenses set forth in Schedule C hereto (the “Copyrights”);

(iv)all reissues, divisions, continuations, continuations-in-part, extensions, renewals and reexaminations of any of the foregoing, all rights in the foregoing provided by international treaties or conventions, all rights corresponding thereto throughout the world and all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto;

(v)any and all claims for damages and injunctive relief for past, present and future infringement, dilution, misappropriation, violation, misuse or breach with respect to any of the foregoing, with the right, but not the obligation, to sue for and collect, or otherwise recover, such damages; and

(vi)any and all proceeds of, collateral for, income, royalties and other payments now or hereafter due and payable with respect to, and supporting obligations relating to, any and all of the Collateral of or arising from any of the foregoing.

SECTION 2.  Security for Obligations.  The grant of a security interest in, the Collateral by each Grantor under this IP Security Agreement secures the payment of all obligations of such Grantor now or hereafter existing under or in respect of the Loan Documents, whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest, premiums, penalties, fees, indemnifications, contract causes of action, costs, expenses or otherwise.  Without limiting the generality of the foregoing, this IP Security Agreement secures, as to each Grantor, the payment of all amounts that constitute part of the Obligations and that would be owed by such Grantor to any Secured Party under the Loan Documents but for the fact that such Obligations are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving a Loan Party.

SECTION 3.  Recordation.  Each Grantor authorizes and requests that the Register of Copyrights and the Commissioner for Patents or Trademarks record this IP Security Agreement.

SECTION 4.  Execution in Counterparts.  This IP Security Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

SECTION 5.  Grants, Rights and Remedies.  This IP Security Agreement has been entered into in conjunction with the provisions of the Security Agreement.  Each Grantor does hereby acknowledge and confirm that the grant of the security interest hereunder to, and the rights and remedies of, the Administrative Agent with respect to the Collateral are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated herein by reference as if fully set forth herein.

SECTION 6.  Governing Law.  This IP Security Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

IN WITNESS WHEREOF, each Grantor has caused this IP Security Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

EASTMAN KODAK COMPANY
By
Name:
Title:

Address for Notices:

[NAME OF GRANTOR]

By
Name:
Title:

Address for Notices:

[NAME OF GRANTOR]

By
Name:
Title:

Address for Notices:

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Exhibit B to the

Guarantee and Collateral Agreement

FORM OF INTELLECTUAL PROPERTY SECURITY AGREEMENT SUPPLEMENT

This INTELLECTUAL PROPERTY SECURITY AGREEMENT SUPPLEMENT (this “IP Security Agreement Supplement”) dated __________, 200_, is made by the Person listed on the signature page hereof (the “Grantor”) in favor of Alter Domus (US) LLC, as Administrative Agent (the “Administrative Agent”) for the Secured Parties (as defined in the Credit Agreement referred to below).

WHEREAS, Eastman Kodak Company, a New Jersey corporation, has entered into a Credit Agreement dated as of February 26, 2021 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), with Alter Domus (US) LLC, as Administrative Agent, and the Lenders party thereto.  Terms defined in the Credit Agreement and not otherwise defined herein are used herein as defined in the Credit Agreement.

WHEREAS, pursuant to the Credit Agreement, the Grantor and certain other Persons have executed and delivered that certain Guarantee and Collateral Agreement dated February 26, 2021 made by the Grantor and such other Persons to the Administrative Agent (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”) and that certain Intellectual Property Security Agreement dated February 26, 2021 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “IP Security Agreement”).

WHEREAS, under the terms of the Security Agreement, the Grantor has granted to the Administrative Agent, for the benefit of the Secured Parties, a security interest in the Collateral (as defined in Section 1 below) of the Grantor and has agreed as a condition thereof to execute this IP Security Agreement Supplement for recording with the United States Copyright Office, the United States Patent and Trademark Office and other governmental authorities.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantor agrees as follows:

SECTION 1.  Grant of Security.  Each Grantor hereby grants to the Administrative Agent, for the benefit of the Secured Parties, a security interest in all of such Grantor’s right, title and interest in and to the following (the “Collateral”):

(i)the patents and patent applications and all exclusive patent licenses set forth in Schedule A hereto (the “Patents”);

(ii)the trademark and service mark registrations and applications and all exclusive trademark licenses set forth in Schedule B hereto (provided that no security interest shall be granted in United States intent-to-use trademark applications to the extent that, and solely during

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the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark applications under applicable federal law), together with the goodwill symbolized thereby (the “Trademarks”);

(iii)all copyrights, whether registered or unregistered, now owned or hereafter acquired by such Grantor, including the copyright registrations and applications and exclusive copyright licenses set forth in Schedule C hereto (the “Copyrights”);

(iv)all reissues, divisions, continuations, continuations-in-part, extensions, renewals and reexaminations of any of the foregoing, all rights in the foregoing provided by international treaties or conventions, all rights corresponding thereto throughout the world and all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto;

(v)all any and all claims for damages and injunctive relief for past, present and future infringement, dilution, misappropriation, violation, misuse or breach with respect to any of the foregoing, with the right, but not the obligation, to sue for and collect, or otherwise recover, such damages; and

(vi)any and all proceeds of, collateral for, income, royalties and other payments now or hereafter due and payable with respect to, and supporting obligations relating to, any and all of the foregoing or arising from any of the foregoing.

SECTION 2.  Security for Obligations.  The grant of a security interest in the Additional Collateral by the Grantor under this IP Security Agreement Supplement secures the payment of all obligations of the Grantor now or hereafter existing under or in respect of the Loan Documents, whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest, premiums, penalties, fees, indemnifications, contract causes of action, costs, expenses or otherwise.

SECTION 3.  Recordation.  The Grantor authorizes and requests that the Register of Copyrights, and the Commissioner for Patents or Trademarks record this IP Security Agreement Supplement.

SECTION 4.   Grants, Rights and Remedies.  This IP Security Agreement Supplement has been entered into in conjunction with the provisions of the Security Agreement.  The Grantor does hereby acknowledge and confirm that the grant of the security interest hereunder to, and the rights and remedies of, the Administrative Agent with respect to the Additional Collateral are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated herein by reference as if fully set forth herein.

SECTION 5.  Governing Law.  This IP Security Agreement Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.

[Signature page follows.]

IN WITNESS WHEREOF, the Grantor has caused this IP Security Agreement Supplement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

By
Name:
Title:

Address for Notices:

Exhibit C to the

Guarantee and Collateral Agreement

FORM OF SECURITY AGREEMENT SUPPLEMENT

[Date of Security Agreement Supplement]

Alter Domus (US) LLC, as the Administrative Agent for

the Secured Parties referred to in the

Credit Agreement referred to below

Alter Domus (US) LLC

[Insert Address]

Attn:  [____________]

Eastman Kodak Company

Ladies and Gentlemen:

Reference is made to (i) the Credit Agreement dated as of February 26, 2021 (as amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Eastman Kodak Company, a New Jersey corporation, as the Borrower, the Lenders party thereto, Alter Domus (US) LLC, as Administrative Agent (together with any successor Administrative Agent appointed pursuant to Article VIII of the Credit Agreement, the “Administrative Agent”), and (ii) the Guarantee and Collateral Agreement February 26, 2021 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”) made by the Grantors from time to time party thereto in favor of the Administrative Agent for the Secured Parties.  Terms defined in the Credit Agreement or the Security Agreement and not otherwise defined herein are used herein as defined in the Credit Agreement or the Security Agreement, as applicable.

SECTION 1.  Grant of Security.  The undersigned hereby grants to the Administrative Agent, for the benefit of the Secured Parties, a security interest in all of its right, title and interest in and to its Collateral consisting of the following, in each case, whether now owned or hereafter acquired by the undersigned, wherever located and whether now or hereafter existing or arising (collectively, the undersigned’s “Collateral”): all Equipment, Inventory, Security Collateral (including the indebtedness set forth on Schedule A hereto and the securities, and securities/deposit accounts set forth on Schedule B hereto), Receivables, Related Contracts, all commercial tort claims described on Schedule J hereto and hereafter described on Schedule X to the Security Agreement, Agreement Collateral, Account Collateral (including the deposit accounts set forth on Schedule C hereto), Intellectual Property Collateral, all documents, all money and all letter-of-credit rights, all books and records and documents (including databases, customer lists, credit files, computer files, printouts and other computer output materials and records and other records) of the undersigned pertaining to any of the undersigned’s Collateral, all other property not otherwise described above (except for any property specifically excluded from any clause in this section, and any property specifically excluded from any defined term

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used in any clause of this section), all proceeds of and payments under business interruption insurance and all proceeds of, collateral for, income, royalties and other payments now or hereafter due and payable with respect to, and supporting obligations relating to, any and all of the undersigned’s Collateral (including proceeds, collateral and supporting obligations that constitute property of the types described in this Section 1) and, to the extent not otherwise included, all (A) payments under insurance (whether or not the Administrative Agent is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral, and (B) cash and cash equivalents, including all Eligible Cash (as defined in the ABL Agreement), Qualified Cash (as defined in the ABL Agreement) and US Cash (as defined in the ABL Agreement); provided, that, notwithstanding any of the other provisions set forth in this Section 1 or in any Loan Document, no Excluded Property shall constitute Collateral.

SECTION 2.  Security for Obligations.  The grant of a security interest in, the Collateral by the undersigned under this Security Agreement Supplement and the Security Agreement secures the payment of all Obligations of the undersigned now or hereafter existing under or in respect of the Loan Documents, whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest, premiums, penalties, fees, indemnifications, contract causes of action, costs, expenses or otherwise.  Without limiting the generality of the foregoing, this Security Agreement Supplement and the Security Agreement secures the payment of all amounts that constitute part of the Obligations and that would be owed by the undersigned to any Secured Party under the Loan Documents but for the fact that such Obligations are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving a Loan Party.

SECTION 3.  Representations and Warranties.

(a)The undersigned’s exact legal name, chief executive office, type of organization, jurisdiction of organization, organizational identification number and Federal Employer Identification Number is set forth in Schedule D hereto.  Within the five years preceding the date hereof, the undersigned has not changed its name, chief executive office, type of organization, jurisdiction of organization, organizational identification number or Federal Employer Identification Number from those set forth in Schedule D hereto except as set forth in Schedule E hereto.  Each of the trade names owned and used by the undersigned in the operation of its business (e.g. billing, advertising, etc.) are set forth in Schedule D hereto.

(b)All Equipment having a value in excess of $1,000,000 and all Inventory having a value in excess of $1,000,000 as of the date hereof of the undersigned is located at the places specified therefor in Schedule H hereto.

(c)The undersigned is not a beneficiary or assignee under any letter of credit, other than the letters of credit described in Schedule I hereto.

(d)The undersigned hereby makes each other representation and warranty set forth in Section 7 of the Security Agreement with respect to itself and the Collateral granted by it (and, for the avoidance of doubt, delivers the corresponding schedules, if any, relating to such representations and warranties).

SECTION 4.  Obligations Under the Security Agreement.  The undersigned hereby agrees, as of the date first above written, to be bound as a Grantor and Guarantor by all of the terms and provisions of the Security Agreement to the same extent as each of the other Grantors and Guarantors.  The undersigned further agrees, as of the date first above written, that each reference in the Security Agreement to an “Additional Grantor” or a “Grantor” or a “Guarantor” shall also mean and be a reference to the undersigned, that each reference to the “Collateral” or any part thereof shall also mean and be a reference to the undersigned’s Collateral or part thereof, as the case may be, and that each reference in the Security Agreement to a Schedule shall also mean and be a reference to the schedules attached hereto.

SECTION 5.  Governing Law.  This Security Agreement Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 6.  Jurisdiction; Waiver of Jury Trial.  The undersigned agrees to be bound by the provisions of Section 29 of the Security Agreement.

Very truly yours,

[NAME OF ADDITIONAL GRANTOR]

By
Title:

Address for notices: